UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2020
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, CA 94583
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, par value $0.001 per share	FIVN	The NASDAQ Global Market

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 29, 2020, Five9, Inc. (the “Company”) entered into the Bishop Ranch Building Lease (the “Lease”) with 2600 CR, LLC, a Delaware limited liability company (the “Landlord”). Pursuant to the Lease, the Company will lease from the Landlord approximately 104,253 square feet of office space located at 3001 Bishop Drive, Suites 250 and 350, San Ramon, CA (the “Premises”). The Company expects to use the Premises as its new corporate headquarters. The Lease will commence on February 1, 2021 and will continue for a period of 120 months. The initial monthly base rent will be $364,885.50, with periodic increases in accordance with the terms of the Lease, with eight months of rent abatement. In addition, the Company will be required to pay its proportionate share of building operating costs. As part of the Lease, the Company must provide a security deposit of $476.092.82. The Landlord will provide the Company with a tenant improvement allowance of $4,170,120.

The foregoing summary of the Lease does not purport to be complete and is qualified in its entirety by reference to the complete text of the Lease, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 31, 2020, the board of directors (the “Board”) of the Company adopted amended and restated bylaws of the Company (the “Amended and Restated Bylaws”), effective immediately. The Amended and Restated Bylaws, among other things:
•Provide the Board with the right to recess a previously scheduled annual or special meeting of stockholders;
•Limit the number of individuals that a stockholder may nominate for election to the Board to the number of directorships that are available for election at the annual or special meeting of stockholders;
•Clarify that any nominee must consent to being named in the Company’s proxy statement as well as being named in the associated proxy card as a nominee of a stockholder;
•Require notice of the names of, among others, any person acting in concert with a stockholder making a nomination or proposing business at an annual or special meeting of stockholders;
•Clarify that special meetings of the Board may be called by a majority of the directors then in office without a formal vote;
•Clarify who is considered an officer of the Company;
•Clarify that the Board may designate officers with titles other than the titles expressly referenced in the Amended and Restated Bylaws and may delegate to such other officers such powers as the Board or the Chief Executive Officer may from time to time prescribe;
•Clarify the permitted methods of giving notice to stockholders; and
•Add a federal forum selection provision designating the federal district courts of the United States as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.

The foregoing summary of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Five9, Inc.
10.1	Bishop Ranch Building Lease, dated July 29, 2020, between Five9, Inc. and 2600 CR, LLC
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: August 3, 2020	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Chief Financial Officer